SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                December 3, 2002
                       (Date of earliest event reported)

                         SELAS CORPORATION OF AMERICA

            (Exact name of registrant as specified in its charter)



                                    Pennsylvania
                   (State or other jurisdiction or Incorporation)


         1-5005                                23-1069060
(Commission File Number)        (IRS Employer Identification No.)

1260 Red Fox Road Arden Hills, Minnesota 55112
(Address of principal executive offices) (Zip Code)

                                651-636-9770
             (Registrant's telephone number, including area code)

                              Not Applicable
     (Former name, former address and former fiscal year, if changed since last report)

2034 Limekiln Pike, Dresher, PA 19025




Item 2. Acquisition or Disposition of Assets

On December 3, 2002, the Company completed its agreement with Andritz AG to sell certain of the operating assets and liabilities of its large custom engineered furnace business operated by its wholly owned subsidiary Selas SAS and 100 percentof the shares of Selas UK. In addition, the Company sold certain intellectual property used in the business. The total consideration was equal to the net book value of the assets transferred and liabilities assumed, plus approximately $500,000 for the intellectual property and goodwill transferred. The assets and liabilities sold represent most of the Company's discontinued operations as reported in the Company's financial statements for the year ended December 31, 2001 and the nine-months ended September 30, 2002. The sale excludes Selas SAS's headquarters building in Gennevilliers, France which the Company has listed for sale. The assets and liabilities sold have been reported as discontinued operations in the Company's financial statements for the year ended December 31, 2001 and the nine-months ended September 30, 2002.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b) Pro Forma Financial Statements

Pro forma financial information reflectiong the sale described in Item 2 above was contained in the following financial information previously filed by the company:

Balance Sheet as of September 30, 2002 contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

Consolidated Statement of Operations for the nine months ended September 30,2002 contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002; and

Consolidated Statement of Operations for the year ended December 31,2001 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


(c) EXHIBITS

Exhibit 2.1 Asset and Share Purchase Agreement dated as of October11, 2002 among the Company, Selas S.A.S, Andritz A.G. and Andritz Acquisition S.A.S. Schedules and attachments are listed beginning on page 14 of the Exhibit and will be provided to the Commission upon request.


Exhibit 99.1    Press Release dated December 4, 2002




                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Selas Corporation of America





                                     By: /s/ Robert F. Gallagher
                                     ------------------------------
                                     Robert F. Gallagher
                                     Vice President and Chief Financial Officer



Date: December  , 2002